UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events

On June 3, 2005, Rowan Companies, Inc. received notification from Tuscan Energy (Scotland) Limited (Tuscan), the operator of one of its Super Gorilla Class jack-up rigs working on the Ardmore Field Development in the North Sea, that Tuscan was insolvent.  As a result, Rowan Companies, Inc. terminated the contract on June 5, 2005.  A press release dated June 3, 2005 and entitled "Rowan Updates Status of its North Sea Contract for Gorilla VII" is attached as Exhibit 99.1.

On June 7, 2005, Rowan Companies, Inc. announced that the Company agreed to sell one of its LeTourneau 52-class jack-up rigs, the Rowan-Texas, for approximately $45 million in cash, after selling expenses. A press release dated June 7, 2005 and entitled "Rowan Announces Sale of Jack-Up Rig" is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99.1	Press Release of Rowan Companies, Inc. dated June 3, 2005

99.2	Press Release of Rowan Companies, Inc. dated June 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. WELLS
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: June 8, 2005

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

99.1	Press Release of Rowan Companies, Inc. dated June 3, 2005

99.2	Press Release of Rowan Companies, Inc. dated June 7, 2005